Schedule of Subsidiaries


                                 Exhibit 21.01


                                             State or Country of
                   Name                          Organization

FX DRILLING COMPANY, INC.                           Nevada
FX PRODUCING COMPANY, INC.                          Nevada
FRONTIER EXPLORATION COMPANY                         Utah
PETROLEX CORPORATION                                 Utah
KARPATY PRODUCTION COMPANY SP. ZO.O                 Poland
SUDETY MINING COMPANY SP. ZO.O                      Poland
LUBEX PETROLEUM COMPANY SP. ZO.O                    Poland
WARMIA PETROLEUM COMPANY SP. ZO.O                   Poland
(previously Frontier Poland Exploration and